UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2013
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(804) 649-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Company issued its consolidated financial statements as of December 31, 2012 and December 25, 2011, and for each of the three years in the period ended December 31, 2012, today by posting them to the website, www.mediageneral.com, in accordance with Securities and Exchange Commission rules.  Those financial statements are included as Exhibit 99.1 under Item 7.01 of this Form 8-K and are furnished to the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Consolidated financial statements as of December 31, 2012, and December 25, 2011, and for each of the three years in the period ended December 31, 2012.

101	The following financial information from the Consolidated financial statements as of December 31, 2012, and December25, 2011, and for each of the three years in the period ended December 31, 2012, formatted in XBRL includes: (i) Consolidated Statements of Operations for the fiscal years ended December 31, 2012, December 25, 2011, and December 26, 2010, (ii) Consolidated Statements of Comprehensive Loss for the fiscal years ended December 31, 2012, December 25, 2011, and December 26, 2010, (iii) Consolidated Balance Sheets at December 31, 2012 and December 25, 2011, (iv) Consolidated Statements of Stockholders’ Equity (Deficit) at December 31, 2012, December 25, 2011, and December 26, 2010, (v) Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2012, December 25, 2011, and December 26, 2010, and (v) the Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date January 31, 2013	By:	/s/ James F. Woodward
James F. Woodward Vice President - Finance and Chief Financial Officer